As filed with the Securities and Exchange Commission
                                 on August 29, 1996

                                                   Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                            ___________________

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                            ___________________
                          CUC International Inc.
          (Exact Name of Registrant as Specified in Its Charter)
              Delaware                             06-0918165
  (State or Other Jurisdiction of               (I.R.S. Employer
   Incorporation or Organization)            Identification Number)
                            ___________________

                             707 Summer Street
                        Stamford, Connecticut 06901
                              (203) 324-9261
       (Address, Including Zip Code, and Telephone Number, Including
          Area Code, of Registrant's Principal Executive Offices)
                            ___________________
                             Cosmo Corigliano
             Senior Vice President and Chief Financial Officer
                          CUC International Inc.
                             707 Summer Street
                        Stamford, Connecticut 06901
                              (203) 324-9261
        (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent for Service)

                                 Copy to:
                            Amy N. Lipton, Esq.
                 Senior Vice President and General Counsel
                          CUC International Inc.
                             707 Summer Street
                       Stamford, Connecticut  06901
                              (203) 324-9261
                           ___________________

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                     CALCULATION OF REGISTRATION FEE
                               Amount    Proposed   Proposed
                               to be     Maximum    Maximum    Amount of
Title of Shares to be        Registered  Aggregate  Aggregate  Registration
Registered                      (1)      Price      Offering      Fee
                                         Per Unit   Price (1)
Common Stock, par value
$.01 per share               120,000     N/A       $4,000,000  $1,379.31

(1) 120,000 shares represents the approximate number of shares expected to be issued to the Selling Stockholder named herein in connection with the acquisition by the Registrant from such Selling Stockholder of all outstanding shares of capital stock of Book Stacks Unlimited, Inc., an Ohio corporation; the actual number of shares will be based on $4,000,000 divided by an average of the trading prices of such shares prior to such acquisition (as more fully described herein). The registration fee has been calculated based on $4,000,000, the proposed maximum aggregate offering price, pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.
                           ____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section  8(a)  of  the  Securities Act of 1933, as amended,  or  until  the
Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED AUGUST 29, 1996

                       [120,000] SHARES
                       _________________

                     CUC INTERNATIONAL INC.
                          COMMON STOCK
                   ($.01 par value per share)


      The shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of CUC International Inc., a Delaware
corporation ("CUC" or the "Company") offered hereby may be offered for sale from time to time by and for the account of Charles Stack, a resident of Ohio (the "Selling Stockholder"). See "Selling Stockholder." The Selling Stockholder is acquiring the Shares in connection with the acquisition by the Company of all of the issued and outstanding capital stock of Book Stacks Unlimited, Inc. ("Book Stacks") pursuant to the merger (the "Merger") of BSU Acquisition Corporation, an Ohio corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into Book Stacks upon the terms and conditions of a Merger Agreement dated as of August 7, 1996 (the "Merger Agreement"), by and among CUC, Merger Sub, Book Stacks and the Selling Stockholder (the closing date of such acquisition, the "Closing Date"). Pursuant to Section 1.7(c) of the Merger Agreement, the actual number of shares to be issued by the Company to the Selling Stockholder pursuant to the Merger is based on $4,000,000 divided by an average of the last reported sale prices of such shares on the New York Stock Exchange during the period of the ten most recent trading days ending on the second business day prior to the Closing Date. Pursuant to the Merger Agreement and an escrow agreement to be dated as of the Closing Date (the "Escrow Agreement") among the Company, the Selling Stockholder and Robert T. Tucker, Esq., as escrow agent (the "Escrow Agent"), one-eighth of the total number of Shares to be issued to the Selling Stockholder pursuant to the Merger will be held initially in escrow by the Escrow Agent following the closing of the Merger, as partial security for the Selling Stockholder's indemnity obligations under the Merger Agreement. The Selling Stockholder may direct the Escrow Agent to sell all or part of such escrowed Shares with the proceeds thereof remaining in escrow.

     The Company is registering the Shares as required by Section
1.10 of the Merger Agreement (the "Merger Agreement Registration Provisions"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder, but has agreed to bear certain expenses of registration of the Shares. See "Plan of Distribution." The Common Stock is listed on the
New York Stock Exchange under the symbol "CU." On August 27, 1996, the last reported sale price of Common Stock on the New York Stock Exchange was $35.625 per share.

     The Selling Stockholder may from time to time offer and sell the Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agents or broker-dealers, and applicable commissions or discounts and any other required information with respect to any particular offer, will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and, in such event, any commissions received by them and any profit on the resale of Shares may be deemed underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for a description of certain indemnification arrangements between the Company and the Selling Stockholder.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Prospectus is          , 1996.

                     AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). In addition, in July and August of 1996, the Company acquired three entities, namely Ideon Group, Inc. ("Ideon"), Davidson & Associates, Inc. ("Davidson") and Sierra On-Line, Inc. ("Sierra"), each of which was subject to the informational requirements of the Exchange Act prior to their acquisition by the Company, and each of which had filed reports, proxy statements and other information with the Commission prior to their acquisition by the Company. Such reports, proxy statements and other information filed with the Commission by the Company, Ideon, Davidson and Sierra can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request addressed to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a registration statement on Form S-3 (together with any amendments, the "Registration Statement") under the Securities Act, covering the shares of Common Stock being offered by this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information and undertakings set forth in the Registration Statement and reference is made to such Registration Statement, including exhibits, which may be inspected and copied in the manner and at the locations specified above, for further information with respect to the Company and the Common Stock. Statements contained in this Prospectus concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       Incorporation   by  Reference  to  Certain  Publicly-Filed
Documents.   The  following documents previously filed  with  the
Commission by the Company are incorporated by reference into this
Prospectus:

         (i) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996 (the "CUC 10-
         K");

         (ii) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996;

         (iii) The Company's Current Reports on Form 8-K, as filed with the Commission on February 21, 1996, February 22, 1996, March 12, 1996, April 22, 1996,
         August 5, 1996, August 14, 1996 and August __, 1996 and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since January 31, 1996 and prior to the date of this Prospectus; and

           (iv) The description of Common Stock in the Company's registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15,
         1989.

      Incorporation by Reference to Certain Other Publicly-Filed Documents. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made pursuant to the Registration Statement shall be deemed to be incorporated by reference into and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or in any other subsequently filed document which is also incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

      Obtaining Copies of Documents Incorporated by Reference. The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to the Company, 707 Summer Street, Stamford, Connecticut 06901, Attention: Secretary, telephone:
(203) 324-9261.


                          THE COMPANY

General

      The Company is a leading technology-driven membership services company. The Company operates its businesses through two separate business segments, namely the membership-based consumer services segment and the computer software segment.

      Membership-Based Consumer Services Segment. The Company's primary line of business is providing membership-based consumer services. The Company currently has approximately 61 million members in its various services. The Company provides these services as individual, wholesale or discount program memberships ("Memberships"). These Memberships include such components as shopping, travel, auto, dining, home improvement, vacation exchange, lifestyle clubs, credit card and checking account enhancement packages, financial products and discount programs. The Company also administers insurance package programs which generally are combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants and provides travelers with value-added tax refunds. The Company believes it is the leading provider of membership-based consumer services of these types in the United States. The Company's activities in this area are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, including FISI*Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

      The Company derives revenues from such membership-based consumer services principally from membership fees. Membership fees vary depending upon the particular membership program, and annual fees to consumers generally range from $6 to $250 per year. Most of the Company's memberships are for one-year renewable terms, and members generally are entitled to unlimited use during the membership period of the service for which the member has subscribed. Members generally may cancel their membership and obtain a full refund at any point during the membership term.

      Computer Software Segment. As noted below under "Recent Developments," the Company recently acquired Davidson, which is a publisher and distributor of educational and entertainment software, and Sierra, which is an entertainment software company. See "Recent Developments," set forth below, for a more complete description of the respective businesses of Davidson and Sierra.

     Further Information. For a more detailed description of the various businesses of the Company, see the descriptions set forth in the CUC 10-K and the other documents referred to above under "Incorporation of Certain Documents by Reference" which were previously filed with the Commission by the Company (each of which is incorporated herein by reference).

      Location of Executive Offices. The Company's executive offices are located at 707 Summer Street, Stamford, Connecticut
06901, and its telephone number is (203) 324-9261.

                      RECENT DEVELOPMENTS

      Book Stacks Acquisition. On August 7, 1996, the Company entered into the Merger Agreement, which provides for the acquisition by the Company of Book Stacks pursuant to the Merger. Pursuant to Section 1.7(c) of the Merger Agreement, upon consummation  of  the  Merger, the Company will  deliver  to  the
Selling  Stockholder (x) a cash amount equal to  $852,000.00  and
(y) a number of shares of Common Stock equal to $4,000,000 divided by an average of the last reported sale prices of such shares on the New York Stock Exchange during the period of the ten most recent trading days ending on the second business day prior to the Closing Date. Pursuant to the Merger Agreement, the consummation of the Merger is conditioned upon, among other things, the Registration Statement having been declared effective by the Commission. The parties anticipate that the Merger will be consummated on or shortly after the date on which the Registration Statement is declared effective by the Commission. The acquisition of Book Stacks will be accounted for by the Company as a purchase. Book Stacks, which is based in Cleveland, Ohio, is an Internet-based retailer of books and related materials. The Company's decision to acquire Book Stacks was motivated by, among other reasons, the Company's desire to further its long-term strategic objectives and to broaden the Company's Internet-based and other interactive product offerings.

      Ideon Acquisition. On August 7, 1996, the Company acquired all of the outstanding stock of Ideon. The acquisition of Ideon was effected pursuant to the terms of an Agreement and Plan of Merger dated as of April 19, 1996 among Ideon, the Company and IG Acquisition Corp., a wholly-owned subsidiary of the Company. The acquisition of Ideon was accounted for as a pooling-of-interests. Ideon, which was based in Jacksonville, Florida, is a holding company with three principal business units, namely SafeCard Services, Incorporated ("SafeCard"), Wright Express Corporation ("Wright Express") and National Leisure Group, Inc. ("NLG"). SafeCard, which is the largest subsidiary of Ideon, is a provider of credit card enhancement and continuity products and services. Wright Express is a provider of information processing, information management and financial services to commercial car, van and truck fleets in the United States. NLG is a provider of vacation travel packages and cruises directly to consumers in association with established retailers and warehouse clubs throughout New England, New York and New Jersey and with credit card issuers and travel club members nationwide. The Company acquired Ideon, among other reasons, to further the Company's long-term strategic objectives and to enhance the Company's product offerings and complement its client and membership bases.

      Davidson Acquisition. On July 24, 1996, the Company acquired all of the outstanding stock of Davidson. The acquisition of Davidson was effected pursuant to the terms of an Agreement and Plan of Merger dated as of February 19, 1996 among Davidson, the Company and Stealth Acquisition II Corp., a wholly-owned subsidiary of the Company. The acquisition of Davidson was accounted for as a pooling-of-interests. Davidson, which is based in Torrance, California, develops, publishes, manufactures and distributes high-quality educational and entertainment software products for home and school use. The Company acquired Davidson, among other reasons, to further the Company's long-term strategic objectives and to broaden the Company's Internet-based and other interactive product offerings.

      Sierra Acquisition. In addition, on July 24, 1996, the Company acquired all of the outstanding stock of Sierra. The acquisition of Sierra was effected pursuant to the terms of an Agreement and Plan of Merger dated as of February 19, 1996 among Sierra, the Company and Larry Acquisition Corp., a wholly-owned subsidiary of the Company. The acquisition of Sierra was accounted for as a pooling-of-interests. Sierra, which is based in Bellevue, Washington, is a leading publisher and distributor of interactive entertainment, education and personal productivity software titles for multimedia personal computers, including CD-ROM-based personal computer systems, and selected emerging platforms. The Company acquired Sierra, among other reasons, to further the Company's long-term strategic objectives and to broaden the Company's Internet-based and other interactive product offerings.


                        USE OF PROCEEDS

      The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholder.


                      SELLING STOCKHOLDER

      Ownership of the Shares. All the Shares offered hereby are owned, both beneficially and of record, by the Selling Stockholder. As of the date of this Prospectus, other than the Shares offered hereby, the Selling Stockholder does not own any other shares of Common Stock or any other shares of the capital stock of the Company. Immediately prior to giving effect to the Merger, the Selling Stockholder was the sole stockholder of Book Stacks. The Shares are being acquired by the Selling Stockholder in connection with the Merger, subject to the provisions of the Merger Agreement, and represent less than one percent (1%) of the total outstanding shares of Common Stock. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholder. Since the Selling Stockholder may sell all, some or none of its Shares, no estimate can be made of the aggregate number of Shares that are to be offered hereby or that will be owned by the Selling Stockholder upon completion of the offering to which this Prospectus relates.

      Merger Agreement Registration Provisions. As required by the Merger Agreement Registration Provisions, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares, and has agreed to use its commercially reasonable efforts to keep the Registration Statement current and effective through eighteen (18) months from the effective date of the Registration Statement, with certain exceptions. In addition, pursuant to the terms of the Merger Agreement Registration Provisions, the Company will bear certain costs of registering the Shares under the Securities Act and the Company and the Selling Stockholder have agreed to indemnify each other and certain other parties for certain liabilities, including liabilities under the Securities Act, with respect to certain inaccuracies which might be contained in this Prospectus and the Registration Statement and the amendments and supplements thereto. See "Plan of Distribution" below for a more complete description of the Merger Agreement Registration Provisions.

      Employment and Other Special Relationships. The parties anticipate that the Selling Stockholder will enter into an employment agreement with the Company to be dated as of the Closing Date (the "Employment Agreement"), which will provide, subject to the terms and conditions thereof, for the employment of the Selling Stockholder by the Company for a period of three years following the consummation of the Merger. To the best knowledge of the Company, except for the employment of the Selling Stockholder pursuant to the Employment Agreement, neither the Selling Stockholder nor any of the affiliates of the Selling Stockholder is, or has in the past three years been, a director or officer of the Company or, to the best knowledge of the Company, any of the Company's affiliates. Except for the transactions contemplated pursuant to the Merger Agreement, the Employment Agreement and the Escrow Agreement, to the best knowledge of the Company, there is not, and there has not in the past three years been, any material relationship between the Company and its affiliates, on the one hand, and the Selling Stockholder and its affiliates, on the other.


                      PLAN OF DISTRIBUTION

      The Selling Stockholder has advised the Company that the Shares may be sold by him from time to time on the New York Stock Exchange or any national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The Selling Stockholder may effect sales of the Shares directly or by or through agents, brokers or dealers and the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Stockholder and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions or discounts from the Selling Stockholder and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. Although there are no definitive selling arrangements between the Selling Stockholder and any broker or dealer as of the date of this Prospectus, the Selling Stockholder has advised the Company that he is currently considering retaining Merrill Lynch & Co. to act on his behalf as a broker-dealer in connection with selling and other transactions in respect of Shares.

      In connection with the distribution of the Shares, the Selling Stockholder may enter into hedging transactions with
broker-dealers.   In  connection with such transactions,  broker-
dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell the Shares short and
redeliver  the  Shares  to close out the  short  positions.   The
Selling   Stockholder  may  also  enter  into  option  or   other
transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholder may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholder may, from time to time, enter into other types of hedging transactions.

      In offering the Shares covered by this Prospectus, the Selling Stockholder and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholder may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and the compensation of any broker/dealers may be deemed to be underwriting discounts and commissions.

     As required by the Merger Agreement Registration Provisions, the Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Shares. The Company has agreed to use its commercially reasonable efforts to keep the Registration Statement current and effective through eighteen (18) months from the effective date of the Registration Statement, with certain exceptions.

      The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Company will bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration and filing fees, all fees and disbursements of counsel and accountants retained by the Company and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Merger Agreement Registration Provisions. The Selling Stockholder will bear certain other costs relating to the registration of the Shares under the Securities Act, including all underwriting discounts and commissions, all transfer taxes and all costs of any separate legal counsel or other advisors retained by the Selling Stockholder.

      Pursuant to the terms of the Merger Agreement Registration Provisions, the Company and the Selling Stockholder have agreed to indemnify each other and certain of their respective representatives for certain liabilities, including liabilities under the Securities Act, with respect to certain inaccuracies which might be contained in this Prospectus and the Registration Statement and the amendments and supplements thereto.

                         LEGAL MATTERS

      The  legality of the issuance of the Shares will be  passed upon for the Company by Peter McGonagle, a Vice President of  the
Company.   Mr. McGonagle holds options to acquire shares  of  the
Company's Common Stock.


                            EXPERTS

       The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended January 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1996 and April 30, 1995, incorporated by reference in this
Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP are not subject  to  the  liability  provisions  of  Section  11  of  the
Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

      The consolidated financial statements and related financial statement schedules of Ideon incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on August ___, 1996, have been audited by Price
Waterhouse LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and related financial statement schedules of Davidson incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on August ___, 1996 have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and related financial statement schedules of Sierra incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on August ___, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements and the related financial statement schedules of Advance Ross Corporation incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on August ___, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.




No dealer, salesperson or other
individual has been authorized to              [120,000] SHARES
give any information or to make
any representation not contained
in this Prospectus and, if given
or made, such information or
representation must not be relied
upon as having been authorized by
the Company or the Selling                  CUC International Inc.
Stockholder.  This Prospectus does
not constitute an offer to sell or
a solicitation of an offer to buy
the securities offered hereby in
any jurisdiction or to any person
to whom it is unlawful to make
such offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create any
implication that the information
contained herein is correct as of
any date subsequent to the date                  COMMON STOCK
hereof.                                   ($.01 par value per share)


          _____________


        TABLE OF CONTENTS

                                             ___________________
                              Page
                                                  PROSPECTUS
Available Information            2           ____________________
Incorporation of Certain
  Documents By Reference         2
The Company                      3
Recent Developments              4
Use of Proceeds                  4                       , 1996
Selling Stockholder              4
Plan of Distribution             5
Legal Matters                    6
Experts                          6






                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee     $1,379.31
*Accounting Fees and Expenses                            7,500.00
*Legal Fees and Expenses                                     0.00
*Miscellaneous                                               0.00

 Total                                                  $8,879.31


     As noted above under "Plan of Distribution", the Company has agreed to bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration and filing fees, all fees and disbursements of counsel and accountants retained by the Company and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Merger Agreement Registration Provisions; such costs (or estimates thereof) have been set forth above. The Selling Stockholder will bear certain other costs relating to the registration of the Shares under the Securities Act, including all underwriting discounts and commissions, all transfer taxes and all costs of any separate legal counsel or other advisors retained by the Selling Stockholder.


* Estimated


Item 15.Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

    The registrant's By-Laws contains provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

    Pursuant to the Merger Agreement Registration Provisions, the
Selling Stockholder has agreed to indemnify the Company and its officers, directors and controlling persons against certain liabilities.

     The registrant maintains policies insuring its officers  and
directors    against   certain   civil   liabilities,   including
liabilities under the Securities Act.

Item 16.Exhibits

     2.1 Form of Merger Agreement dated as of August 7, 1996 by and among CUC, BSU Acquisition Corporation, Book Stacks and the
Selling Stockholder.

      5   Opinion of Peter McGonagle as to the legal issuance  of
the Common Stock to be registered.

     15   Letter re:  Unaudited Interim Financial Information.*

   23.1   Consent of Peter McGonagle (included in Exhibit 5).

   23.2   Consent of Ernst & Young LLP.*

   23.3   Consent of Price Waterhouse LLP.*

   23.4   Consent of KPMG Peat Marwick LLP.*

   23.5   Consent of Deloitte & Touche LLP (relating  to  the
Sierra financial statements).*

   23.6   Consent of Deloitte & Touche LLP (relating  to  the
Advance Ross Corporation financial statements).*

    24 Power of Attorney (included as part of the Signature Page of this Registration Statement).

________________
*   To be filed by amendment.



Item 17.Undertakings

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is,
therefore,  unenforceable.   In  the  event  that  a  claim   for
indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 29th day of August, 1996.

                         CUC INTERNATIONAL INC.


                     By:/s/Walter A. Forbes
                             Walter A. Forbes
                      Chief Executive Officer and Chairman
                             of the Board of Directors

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature             Title                         Date

/s/ Walter A. Forbes  Chief Executive Officer        August 29, 1996
Walter A. Forbes      and Chairman of the Board
                      (Principal Executive Officer)

/s/ Cosmo Corigliano  Senior Vice President          August 29, 1996
Cosmo Corigliano      and Chief Financial Officer
                      (Principal Financial and Accounting Officer)

/s/ Bartlett Burnap          Director               August 29, 1996
Bartlett Burnap

/s/T. Barnes Donnelley       Director               August 29, 1996
T. Barnes Donnelley

/s/Stephen A. Greyser        Director               August 29, 1996
Stephen A. Greyser

/s/Christopher K. McLeod     Director               August 29, 1996
Christopher K. McLeod

/s/ Burton C. Perfit         Director               August 29, 1996
Burton C. Perfit

Robert P. Rittereiser        Director

/s/Stanley M. Rumbough, Jr.  Director                August 29, 1996
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton          Director                August 29, 1996
E. Kirk Shelton

Kenneth A. Williams          Director

Janice G. Davidson           Director

Robert M. Davidson           Director


                       INDEX TO EXHIBITS


                                                          Sequentially
                                                             Numbered
Exhibit                                                       Page


2.1 Form of Merger Agreement dated as of August 7, 1996 by and among CUC, BSU Acquisition Corporation, Book Stacks and the Selling Stockholder.

5   Opinion of Peter McGonagle as to the legal issuance of  the
Common Stock to be registered.

15  Letter re:  Unaudited Interim Financial Information.*

23.1  Consent of Peter McGonagle (included in Exhibit 5).

23.2  Consent of Ernst & Young LLP.*

23.3  Consent of Price Waterhouse LLP.*

23.4  Consent of KPMG Peat Marwick LLP.*

23.5 Consent of Deloitte & Touche LLP (relating to the Sierra financial statements).*

23.6  Consent of Deloitte & Touche LLP (relating to the Advance
Ross Corporation financial statements).*

24   Power of Attorney (included as part of the Signature Page of this Registration Statement).

________________
*   To be filed by amendment.